SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 23, 2006

Inverness Medical Innovations, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16789 (Commission file number)	04-3565120 (IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.   UNREGISTERED SALE OF SECURITIES

ITEM 8.01.   OTHER EVENTS

On or about August 23, 2006, Inverness Medical Innovations, Inc. (the “Company”) is completing its previously announced private placement of 5,000,000 shares of its common stock, par value $0.001 per share (the “Shares”) at a price of $30.25 per share.  The net proceeds of the sale were $145.4 million after subtracting aggregate placement fees, commissions and expenses of approximately $5.8 million.

The Shares were sold pursuant to the terms of Stock Purchase Agreements dated August 17, 2006 (the “Purchase Agreements”) substantially in the form appended to this Current Report as Exhibit 99.1, which is incorporated herein by reference.

The Shares were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D.  However, the Purchase Agreements require the Company to subsequently register the resale of the Shares with the Securities and Exchange Commission.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

d) Exhibits. The following exhibit is filed with this document.

Exhibit Number	Description

*99.1	Form of Stock Purchase Agreement dated August 17, 2006 between the Company and the Investor named therein.

*                    Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Jay McNamara
Jay McNamara Senior Counsel, Corporate & Finance

Dated: August 23, 2006

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EXHIBIT INDEX

Exhibit Number	Description

*99.1	Form of Stock Purchase Agreement dated August 17, 2006 between the Company and the Investor named therein.

*                    Filed herewith